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                                                          EXHIBIT 5

ALLMERICA SELECT                  ALLMERICA FINANCIAL LIFE INSURANCE
A HIGHER STANDARD                 AND ANNUITY COMPANY
VARIABLE ANNUITY APPLICATION      440 LINCOLN STREET, WORCESTER, MA 01653
                                  [ALLMERICA SELECT ADVOCATE]



1. MY INVESTMENT How much I want to invest

I am investing $________________ in Allmerica Select [Advocate.]

(Minimum $10,000. Make check payable to Allmerica Financial.)

If IRA, Roth, or SEP-IRA application, this payment is a (check one):

/ / Rollover/Conversion       / / Trustee to Trustee Transfer

/ / Payment for Tax Year _________


2. WHERE Where I want my money invested

Select your investment portfolio by allocating your dollars among the accounts by percent or select one of the Model Portfolios below. Use whole percentages.

_____ % Select Emerging Mkts. _____ % Select Gr. & Inc.

_____ % Select Int'l Equity   _____ % Fidelity VIP Eq. Inc.

_____ % T. Rowe Price Int'l   _____ % Fidelity VIP High Inc.

_____ % Select Aggr. Growth   _____ % Select Income

_____ % Select Capital Appr.  _____ % Allmerica Money Mkt.

_____ % Select Value Opp.     _____ % Fixed Account

_____ % Select Growth

_____ % Select Strategic Gr.

_____ % Fidelity VIP Growth

Guarantee Period Accounts (GPA) ($1,000 minimum per Account)
GPAS ARE NOT AVAILABLE IN MARYLAND, OREGON, OR PENNSYLVANIA.

____ % 3 Year ____ % 6 Year ____ % 8 Year

____ % 5 Year ____ % 7 Year ____ % 9 Year ____ % 10 Year

MODEL PORTFOLIOS

/ / Accumulator / / Builder / / Provider / / Saver / / Preserver

TOTAL OF ALL ALLOCATIONS MUST EQUAL 100%. FUTURE INVESTMENTS WILL BE ALLOCATED TO THIS SELECTION UNLESS CHANGED BY ME.

3. ACCOUNT REBALANCING
/ /  I elect Automatic Account Rebalancing of the VARIABLE
     ACCOUNTS to the allocations specified in Section 2.

     / / Monthly  / / Quarterly  / / Semi-Annually  / / Annually
AUTOMATIC ACCOUNT REBALANCING AND DOLLAR COST AVERAGING CANNOT BE IN EFFECT SIMULTANEOUSLY.


4. DOLLAR COST AVERAGING

Select ONE account from which to transfer money.

Be sure you have allocated money to this account in Section 2.

Transfer $____________ ($100 Minimum)

FROM / / Fixed Account or / / Select Income* or / / Money Market*

    (*This account cannot be selected in the allocation below.)

EVERY / / Month / / 3 Mos. / / 6 Mos. / / 12 Mos.

INTO:


_____ % Select Emerging Mkts. _____ % Select Gr. & Inc.

_____ % Select Int'l Equity   _____ % Fidelity VIP Eq. Inc.

_____ % T. Rowe Price Int'l   _____ % Fidelity VIP High Inc.

_____ % Select Aggr. Growth   _____ % Select Income

_____ % Select Capital Appr.  _____ % Allmerica Money Mkt.

_____ % Select Value Opp.      100  % TOTAL
_____ % Select Growth

_____ % Select Strategic Gr.

_____ % Fidelity VIP Growth



5.  THE OWNER                     Please Print Clearly
___________________________________________________________________________
OWNER'S First Name                          Middle               Last

___________________________________________________________________________
Street Address

___________________________________________________________________________
City                                        State                Zip
       -     -                                   /  /     /  / M    /  / F
___________________________________________________________________________
Owner's Social Security Number              Date of Birth/Trust  Sex

(    )
___________________________________________________________________________
Daytime Phone Number

___________________________________________________________________________
JOINT OWNER'S First Name                          Middle               Last
       -     -                                   /  /     /  / M    /  / F
___________________________________________________________________________
Joint Owner's Social Security Number        Date of Birth        Sex


6. THE ANNUITANT                  Please Print Clearly
__________________________________________________________________________
ANNUITANT'S First Name                      Middle               Last

       -     -                                   /  /     /  / M    /  / F
___________________________________________________________________________
Annuitant's Social Security Number          Date of Birth        Sex

__________________________________________________________________________
JOINT ANNUITANT'S First Name                Middle               Last

       -     -                                   /  /     /  / M    /  / F
___________________________________________________________________________
Joint Annuitant's Social Security Number    Date of Birth        Sex


7. BENEFICIARY                    Please Print Clearly
___________________________________________________________________________

If there are Joint Owners, the survivor is always Primary Beneficiary.

___________________________________________________________________________
Name of Primary Beneficiary                           Relationship to Owner

___________________________________________________________________________
Name of Contingent Beneficiary                        Relationship to Owner

8. OPTIONAL RIDERS

I elect: / / Enhanced Death Benefit
         / / GPS Minimum Guaranteed Annuity Payout / / 10 Yr. / / 15 Yr. / / ______________________________________________________________

9. REPLACEMENT

Will the proposed contract replace any existing annuity or life insurance policy? / / Yes / / No

(If yes, list company name and policy number.)

__________________________________________________________

__________________________________________________________


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10. TYPE OF ACCOUNT TO BE ISSUED

(CHECK ONLY ONE.)

/  / Non-Qualified /  / Non-Qualified Deferred Comp.

/  / Regular IRA   /  / Roth IRA      /  / SEP-IRA*

/  / Deferred Compensation Plan (Section 457)*

*Attach required additional forms. Existing Case # ______________

11. TELEPHONE AUTHORIZATION

You will automatically be able to transfer account values, change the allocation of future investments and obtain account values by telephone unless you check the box below.

/  / I DO NOT accept this Telephone authorization.

(Please see additional information in Section 13 below.)

12. REMARKS
_______________________________________________________________________________

_______________________________________________________________________________

NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."

NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENNSYLVANIA RESIDENTS ONLY:
"Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."

NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing a false, incomplete, or misleading information is guilty of a felony of the third degree."

13. SIGNATURES

I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or SEP-IRA application, I/we have received a Disclosure Buyer's Guide. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT; AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS (WHERE GPAS ARE AVAILABLE) ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA (IF APPLICABLE), THE OPERATION OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT.

If I/we accepted the Telephone Authorization privilege in Section 11 above, I/we understand that Allmerica Financial Life Insurance and Annuity Company is authorized to honor telephone requests by any person who can furnish proper identification to transfer account values among Allmerica Select investment options, change the allocation of my/our future investments and obtain account values. Neither the Company nor its affiliates and their collective directors, officers, employees and agents will be responsible for any claim arising from such action if the Company acted on instructions in good faith in reliance on this authorization.

/ / Please send me a Statement of Additional Information (SAI).

/X/
________________________________________________________________________________
Signature of Owner              Signed at (City and State)                  Date

/X/
________________________________________________________________________________
Signature of Joint Owner        Signed at (City and State)                  Date


14. FOR REGISTERED REP USE ONLY

DOES THE CONTRACT APPLIED FOR REPLACE AN EXISTING ANNUITY OR LIFE INSURANCE
POLICY(IES)? /  / YES /  / NO   If yes, attach replacement forms as required.
As Registered Representative, I certify witnessing the signature of the applicant(s) and that the information in this application has been accurately recorded, to the best of my knowledge and belief. Based on the information furnished by the Owner(s) in this application, I certify that I have reasonable grounds for believing the purchase of the contract applied for is suitable for the Owner(s). I further certify that the Prospectuses were delivered and that no written sales materials other than those furnished or approved by the Company were used.

/X/
________________________________________________________________________________
Signature of Registered Representative

________________________________________________________________________________
Print Name of Registered Representative                        Telephone

________________________________________________________________________________
Social Security #   Florida License #    Registered Rep #      E-Mail Address

________________________________________________________________________________
Name of Broker/Dealer                    Branch #

________________________________________________________________________________
Branch Office Street Address for Contract Delivery     City        State    Zip


      ALLMERICA SELECT - ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
AS-693              440 LINCOLN STREET - WORCESTER, MA 01653